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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 14, 2001, with respect to the consolidated financial statements and financial statement schedule of the IT Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 29, 2000 in the following Registration
Statements:

        . Registration Statement (Form S-8; No. 2-95647 and No. 33-11486) and the related Prospectus pertaining to The IT Group, Inc. 1983 Stock Incentive Plan,

        . Registration Statement (Form S-8; No. 33-52974) and the related
          Prospectus pertaining to the 1991 Stock Option Plan,

        . Registration Statement (Form S-8; No. 33-60861) relating to shares of restricted stock to the issued under the Special Turnaround Plan,

        . Registration Statement (Form S-8; No. 33-6081) relating to the additional shares under the 1991 Stock Incentive Plan,

        . Registration Statement (Form S-8; No. 333-00651) relating to shares issued under the IT Corporation Retirement Plan,

        . Registration Statement (Form S-8; No. 333-27821) and the related
          Prospectus pertaining to the 1996 Stock Incentive Plan,

        . Registration Statement (Form S-8; No. 333-26143 and 333-57065) and in the related Prospectus pertaining to the 1997 The IT Group, Inc. Nonemployee Director Stock Plan Director Fees, and

        . Registration Statement (Form S-8; No. 333-55388) and in the related
          Prospectus pertaining to the 2000 Stock Incentive Plan, the Corporation Restoration Plan, and the Stock Option Incentive Compensation Program.


                                                  /S/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 20, 2001